                                 673,628 Shares

                           JACOR COMMUNICATIONS, INC.

                                  Common Stock

                           ($.01 Par Value Per Share)

                            STOCK PURCHASE AGREEMENT

                                                                    May 16, 1997




Equity Group Investments, Inc.,
 on behalf of its affiliated designees
Two North Riverside Plaza
Chicago, Illinois 60606




Ladies and Gentlemen:

          Jacor Communications, Inc., a Delaware corporation (the "Company")and Jacor Communications Company; Broadcast Finance, Inc.; Cine Films, Inc.; Cine Guarantors, Inc.; Cine Guarantors II, Inc.; Cine Guarantors II, Ltd.; Cine Mobile Systems Int'l. N.V.; Cine Movil S.A. de C.V.; Citicasters Co.; EFM Programming, Inc.; F.M.I. Pennsylvania, Inc.; GACC-N26LB, Inc.; GACC-340, Inc.; Georgia Network Equipment, Inc.; Great American Merchandising Group, Inc.; Great American Television Productions, Inc.; Inmobilaria Radial, S.A. de C.V.; Jacor Broadcasting Corporation; Jacor Broadcasting of Atlanta, Inc.; Jacor Broadcasting of Colorado, Inc.; Jacor Broadcasting of Florida, Inc.; Jacor Broadcasting of Knoxville, Inc.; Jacor Broadcasting of St. Louis, Inc.; Jacor Broadcasting of San Diego, Inc.; Jacor Broadcasting of Sarasota, Inc.; Jacor Broadcasting of Tampa Bay, Inc.; Jacor Cable, Inc.; Location Productions, Inc.; Location Productions II, Inc.; Noble Broadcast Center, Inc.; Noble Broadcast Group, Inc.; Noble Broadcast Holdings, Inc.; Noble Broadcast Licenses, Inc.; Noble Broadcast of Colorado, Inc.; Noble Broadcast of St. Louis, Inc.; Noble Broadcast of San Diego, Inc.; Noble Broadcast of Toledo, Inc.; Nobro, S.C.; Nova Marketing Group, Inc.; Regent Broadcasting of Charleston, Inc.; Regent Broadcasting of Kansas City, Inc.; Regent Broadcasting of Las Vegas, Inc.; Regent Broadcasting of Las Vegas II, Inc.; Regent Broadcasting of Louisville, inc., Regent Broadcasting of Louisville II, Inc.; Regent Broadcasting of Salt Lake City, Inc.; Regent Broadcasting of Salt Lake City II, Inc.; Regent Licensee of Charleston, Inc.;


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

Regent Licensee of Kansas City, Inc.; Regent Licensee of Las Vegas, Inc.; Regent Licensee of Las Vegas II, Inc; Regent Licensee of Louisville, Inc.; Regent Licensee of Louisville II, Inc.; Regent Licensee of Salt Lake City, Inc.; Regent Licensee of Salt Lake City II, Inc.; Sports Radio Broadcasting, Inc.; Sports Radio, Inc.; Taft-TCI Satellite Services, Inc.; The Sy Fischer Company Agency, Inc.; WHOK, Inc.; and VTTV Productions, each a direct or indirect subsidiary of the Company or any successor entity, whether by merger, consolidation, change of name or otherwise (collectively, the "Subsidiaries" and together with the Company, the "Registrants") confirm their agreement with affiliated designees of Equity Group Investments, Inc. (the "Purchaser") as follows:

          1. THE SHARES. Subject to the terms and conditions herein set forth, the Company proposes to sell to the Purchaser an aggregate of 673,628 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock").

          The Shares are being issued and sold (i) to fund, in part, the Cash Consideration (as that term is defined in the Prospectus (defined below)) to be paid by the Company under the Premiere Merger Agreement (as defined herein) and, to the extent available, the other Pending Transactions (as that term is defined in the Prospectus). Alternatively and pending such uses, the Company intends to use the net proceeds for general corporate purposes, including acquisitions of other broadcast properties and broadcast related businesses and to repay in part outstanding indebtedness under the Credit Facility (defined below).

          The Pending Transactions include, among other things, the merger (the "Premiere Merger") of PRN Holding Acquisition Corp. ("PRN Holding"), a subsidiary of the Company, with and into Premiere Radio Networks, Inc. ("Premiere") pursuant to an Agreement and Plan of Merger (the "Premiere Merger Agreement"), dated as of April 7, 1997 by and among the Company, Jacor Communications Company and PRN Holding.

          This Stock Purchase Agreement and all related agreements and documents executed in connection with the Pending Transactions are collectively referred to herein as the "Transaction Documents."

          Concurrently with the sale of the Shares, the Company is offering shares of Common Stock to the public in an offering underwritten by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Smith Barney Inc. (the "Underwritten Offering").

          2. REGISTRATION STATEMENT AND PROSPECTUS. The Registrants have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a "shelf" registration statement on Form S-3 (No. 333-19291), including a prospectus, relating to debt securities, preferred stock, depository shares and common stock, and will promptly file with the Commission a prospectus supplement specifically relating to the Shares pursuant to Rule 424 under the Act. The registration statement, as amended at the time it became effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case, all documents incorporated or deemed incorporated by reference therein, if any, all financial statements and exhibits, and the information, if any, contained in a prospectus or term sheet subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A or Rule 434 under the Act (as applicable), and any additional registration statement relating to the issuance of additional shares of Common Stock filed pursuant to Rule 462(b) under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus, constituting a part of the Registration Statement at the time it became effective, or such revised prospectus as shall be provided to the Purchaser that differs from the prospectus on file with the Commission at the time the Registration Statement became effective including any prospectus supplement, and including, in each case, all documents incorporated or deemed incorporated by reference therein, if any, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, and including any preliminary prospectus supplement subject to completion and any term sheet meeting the requirements of Rule 434(c), filed pursuant to Rule 424(b), in the form used to confirm sales of the Shares, are hereinafter referred to collectively as the "Prospectus."

          3. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees, to purchase from the Company, all of the Shares at a price per share of $29.69 (the "Purchase Price").

          The Company hereby agrees, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company, (ii) Zell/Chilmark Fund, L.P. and
(iii) the Citicasters Holders (as that term is defined in the Prospectus), pursuant to which each such person will agree, not to, offer to


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

sell, sell, distribute, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for, shares of Common Stock owned by them, for a period of 120 days after the date of the prospectus supplement, dated May 15, 1997 (the "Prospectus Supplement"), except (A) with the prior written consent of DLJ (B) pursuant to the underwriting agreement for the Underwritten Offering (the "Underwriting Agreement"), (C) pursuant to stock options or stock option plans referred to in the Prospectus or (D) in connection with the Pending Transactions as set forth in the Prospectus or in connection with other acquisition transactions in which the recipients of such Shares are restricted from selling such Shares until after the expiration of 120 days from the date of the Prospectus Supplement.

          4. DELIVERY AND PAYMENT. Delivery to you of and payment for the Shares shall be made at 9:00 A.M., New York City time, on the fourth business day, unless otherwise permitted by the Commission pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), (such time and date being referred to as the "Closing Date") following the date of the initial public offering of the shares being offered in the Underwritten Offering, at such place as the Purchaser shall reasonably designate. The Closing Date and the location of delivery of the Shares may be varied by agreement between the Purchaser and the Company.

          Certificates for the Shares shall be registered in the name of the Purchaser and shall be made available to you at the offices of the Purchaser (or such other place as shall be acceptable to you) for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date, with any transfer taxes payable upon initial issuance thereof duly paid by the Company, for the account of the Purchaser against payment of the Purchase Price by wire transfer payable in same day funds, to the order of the Company.

          5. AGREEMENTS OF THE REGISTRANTS. The Registrants agree with you that they will comply with all of the agreements contained in Section 5 of the Underwriting Agreement, which are hereby incorporated by reference, substituting you for the Underwriters or an Underwriter or dealer in such agreements, except for such agreements which relate to the underwriting activities of such persons and thus, by their terms, would not apply to you.

          6. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to you all of the representations and warranties contained in Section 6 of the Underwriting Agreement, which are hereby incorporated by reference, substituting you for the Underwriters or an Underwriter or dealer in such representations or warranties, except for such representations or warranties which relate to the underwriting activities of such persons and thus, by their terms, would not apply to you.

          7. CONDITIONS OF PURCHASER'S OBLIGATIONS. The several obligations of the Purchaser to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) The Closing of the Underwritten Offering shall have occurred.

          (b) The conditions contained in Section 8, paragraphs a, b, c, d, e, f(1) (excepting reliance on opinions of other counsel), f(2), f(3), h (excepting letters on the date hereof), j, k, l, m and n of the Underwriting Agreement, all of which are hereby incorporated by reference, shall have been satisfied, substituting you for the Underwriters or an Underwriter in such conditions. The Company and Purchaser agree that Purchaser, in its sole discretion, may waive or not waive any conditions for its benefit set forth in this Section 7(b) without regard to whether such condiiton(s) is waived in connection with the closing of the Underwritten Offering.

          8. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the later of (i) the execution and delivery of this Agreement by the parties hereto, (ii) the effectiveness of the Registration Statement, and (iii) if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, the effectiveness of such post-effective amendment.

          This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred: (i) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market or in the over-the-counter markets or any setting of minimum prices for trading on such exchanges or markets, (ii) any declaration of a general banking moratorium by Federal, New York or Ohio authorities, or
(iii) the enactment, publication, decree, or other promulgation of any Federal or state statute, regulation, rule or order of any court or other governmental authority which, in your judgment, materially and adversely affects or will materially and adversely affect the business or operations of the Company or any Subsidiary.

          The agreements, representations and warranties of the Company, its officers and directors and of the Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of you or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by you pursuant to clause
(iii) of the second paragraph of this Section 8 or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(k) of the Underwriting Agreement, as incorporated by reference into this Agreement.

          9. RULE 144. Until such time as none of the Purchaser, Equity Group Investments, Inc., Zell/Chilmark Fund, L.P. or any affiliate of any such person or entity is deemed an affiliate of the Company, the Company agrees to timely file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and take such further action as Purchaser may reasonably request, all to the extent required from time to time to enable Purchaser to sell Shares without registration under the Act within the limitations of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the Commission. Upon the request of Purchaser, the Company will deliver to Purchaser a written statement as to whether it has complied with such requirements. So long as Purchaser owns any Shares, the Company shall furnish to Purchaser upon Purchaser's request a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing Purchaser to sell any such securities without registration; and take any further action reasonably requested by purchaser to enable Purchaser to sell Purchaser's Shares in accordance with the terms of this Agreement and without registration under Rule 144, under any successor provision, or any similar rule or regulation promulgated by the Commission from time to time.

          10. NOTICES. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to it at Jacor Communications, Inc., 50 East River Boulevard, 12th Floor, Covington, Kentucky 41011, Attention: Randy Michaels, President, fax (606) 655-9345, with a copy to Graydon, Head & Ritchey, 1900 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202, Attention: Richard G. Schmalzl, Esq., and (b) if to you, to Two North Riverside Plaza, Chicago, Illinois 60606, Attention: Equity Group Investments, Inc. with a copy to Rosenberg & Liebentritt, Two North Riverside Plaza, Suite 1500, Chicago, Illinois 60606, Attention: Donald Liebentritt, Esq., and in any case to such other address as the person to be notified may have requested in writing.

          11. SEVERABILITY. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

          12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE


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

STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND ILLINOIS STATE COURTS LOCATED IN THE CITY OF CHICAGO IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND THE SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          13. SUCCESSORS. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Purchaser and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.

          14. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in one or more counterpart, the executed counterparts shall each be deemed to be an original, not all such counterparts shall together constitute one and the same instrument.

          15. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to effect the meaning or interpretation of, this Agreement.

          16. SURVIVAL. The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors and of the Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

                                                  Very truly yours,

                                                  JACOR COMMUNICATIONS, INC.



                                               By: /s/ R. Christopher Weber
                                                  --------------------------
                                               Name:   R. Christopher Weber
                                               Title:  Senior Vice President,
                                                       Chief Financial Officer
                                                       and Assistant Secretary


                                               JACOR COMMUNICATIONS COMPANY;
                                               BROADCAST FINANCE, INC.; CINE
                                               FILMS, INC.; CINE GUARANTORS,
                                               INC.; CINE GUARANTORS II,
                                               INC.; CINE GUARANTORS II,
                                               LTD.; CINE MOBILE SYSTEMS
                                               INT'L N.V.; CINE MOVIL S.A. DE
                                               C.V.; CITICASTERS CO.; EFM
                                               PROGRAMMING, INC.; F.M.I.
                                               PENNSYLVANIA, INC.; GACC-
                                               N26LB, INC.; GACC-340, INC.;
                                               GEORGIA NETWORK EQUIPMENT,
                                               INC.; GREAT AMERICAN
                                               MERCHANDISING GROUP, INC.;
                                               GREAT AMERICAN TELEVISION
                                               PRODUCTIONS, INC.; INMOBILARIA
                                               RADIAL, S.A. DE C.V.*; JACOR
                                               BROADCASTING CORPORATION;
                                               JACOR BROADCASTING OF ATLANTA,
                                               INC.; JACOR BROADCASTING OF
                                               COLORADO, INC.; JACOR
                                               BROADCASTING OF FLORIDA, INC.;
                                               JACOR BROADCASTING OF
                                               KNOXVILLE, INC.; JACOR
                                               BROADCASTING OF ST. LOUIS,
                                               INC.; JACOR BROADCASTING OF
                                               SAN DIEGO, INC.; JACOR
                                               BROADCASTING OF SARASOTA,
                                               INC.; JACOR BROADCASTING OF
                                               TAMPA BAY, INC.; JACOR CABLE,
                                               INC.; LOCATION PRODUCTIONS,
                                               INC.; LOCATION PRODUCTIONS II,
                                               INC.; NOBLE BROADCAST CENTER,

                                               INC.; NOBLE BROADCAST GROUP,
                                               INC.; NOBLE BROADCAST
                                               HOLDINGS, INC.; NOBLE
                                               BROADCAST LICENSES, INC.;
                                               NOBLE BROADCAST OF COLORADO,
                                               INC.; NOBLE BROADCAST OF ST.
                                               LOUIS, INC.; NOBLE BROADCAST
                                               OF SAN DIEGO, INC.; NOBLE
                                               BROADCAST OF TOLEDO, INC.;
                                               NOBRO, S.C.*; NOVA MARKETING
                                               GROUP, INC.; REGENT
                                               BROADCASTING OF CHARLESTON,
                                               INC.; REGENT BROADCASTING OF
                                               KANSAS CITY, INC.; REGENT
                                               BROADCASTING OF LAS VEGAS,
                                               INC.; REGENT BROADCASTING OF
                                               LAS VEGAS II, INC.; REGENT
                                               BROADCASTING OF LOUISVILLE,
                                               INC., REGENT BROADCASTING OF
                                               LOUISVILLE II, INC.; REGENT
                                               BROADCASTING OF SALT LAKE
                                               CITY, INC.; REGENT
                                               BROADCASTING OF SALT LAKE CITY
                                               II, INC.; REGENT LICENSEE OF
                                               CHARLESTON, INC.; REGENT
                                               LICENSEE OF KANSAS CITY, INC.;
                                               REGENT LICENSEE OF LAS VEGAS,
                                               INC.; REGENT LICENSEE OF LAS
                                               VEGAS II, INC; REGENT LICENSEE
                                               OF LOUISVILLE, INC.; REGENT
                                               LICENSEE OF LOUISVILLE II,
                                               INC.; REGENT LICENSEE OF SALT
                                               LAKE CITY, INC.; SPORTS RADIO
                                               BROADCASTING, INC.; SPORTS
                                               RADIO, INC.; TAFT-TCI
                                               SATELLITE SERVICES, INC.; THE
                                               SY FISCHER COMPANY AGENCY,
                                               INC.; WHOK, INC.; AND VTTV
                                               PRODUCTIONS


                                               By:  /s/ R. Christopher Weber
                                                    ---------------------------
                                               Name:  R. Christopher Weber
                                               Title: Senior Vice President
                                                      and Assistant Secretary
                                                      for all above companies

                                                      except those marked with
                                                      an *, of which he is
                                                      Treasurer

The foregoing Stock Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

EQUITY GROUP INVESTMENTS, INC.,
  on behalf of its affiliated designees


By: /s/ Donald J. Liebentritt
   ------------------------------------
Name:   Donald J. Liebentritt
       --------------------------------
Title:  Vice President
       --------------------------------



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